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                                                                    EXHIBIT 23.1


                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of The Shaw Group Inc. for the registration of $500,000,000 of various debt and equity securities and to the incorporation by reference therein of our report dated October 17, 2003, with respect to the consolidated financial statements of The Shaw Group Inc. included in Amendment No. 1 to its Annual Report (Form 10-K) for the year ended August 31, 2003, filed with the Securities and Exchange Commission.


                                                 /s/ Ernst & Young LLP


New Orleans, Louisiana
February 19, 2004